Exhibit 99.2

Hermes Consolidated,

LLC and Subsidiary

Condensed Consolidated Financial Statements as of

March 31, 2016 and for the three months ended

March 31, 2016 and 2015

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

TABLE OF CONTENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS as of March 31, 2016 and for the three months ended March 31, 2016 and 2015:

Balance Sheet	3-4

Statements of Comprehensive Loss	5

Statements of Cash Flows	6

Notes to the Condensed Consolidated Financial Statements	7–11

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2016

(Dollars in thousands)

March 31, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$389
Short-term investments—at cost—which approximates market value	55
Accounts receivable—net of allowance of $0	27,467
Inventories:
Crude oil	9,735
Refined products	7,946
Chemical, catalyst, and other	2,875

Total inventories	20,556

Prepaid insurance	1,604
Other current assets	926

Total current assets	50,997

PROPERTY, PLANT, AND EQUIPMENT—Net:
Land	1,473
Refinery and pipeline systems	230,354
Other	575

Total property, plant, and equipment	232,402

Accumulated depreciation	(31,336)

Property, plant, and equipment—net	201,066

OTHER ASSETS :
Goodwill	16,284
Other—net	1,098

Total other assets	17,382

TOTAL	$269,445

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2016

(Dollars in thousands)

March 31, 2016
LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$40,395
Accrued expenses	15,476
Current portion of long-term debt	9,286

Total current liabilities	65,157

NONCURRENT LIABILITIES:
Long-term debt:
Term loan	53,393
Revolving credit agreement	8,900
Other noncurrent liabilities	7,100

Total noncurrent liabilities	69,393

COMMITMENTS AND CONTINGENCIES (Note 3)

MEMBER’S EQUITY:
Member’s equity	139,297
Accumulated other comprehensive loss	(4,402)

Total member’s equity	134,895

TOTAL	$269,445

See notes to condensed consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(Dollars in thousands)

	Three Months Ended March 31,
	2016	2015
REVENUES	$59,692	$68,395
COST OF PRODUCTS SOLD (exclusive of depreciation and amortization shown separately below)	(51,059)	(54,558)

GROSS MARGIN	8,633	13,837
OPERATING EXPENSES (Note 9)	(11,409)	(10,565)

OPERATING MARGIN	(2,776)	3,272
GENERAL AND ADMINISTRATIVE EXPENSES (Note 9)	(2,186)	(2,466)
DEPRECIATION AND AMORTIZATION EXPENSE	(2,374)	(1,737)
INTEREST EXPENSE	(742)	(454)
OTHER INCOME —Net	62	69

NET LOSS	(8,016)	(1,316)
OTHER COMPREHENSIVE INCOME —Pension plan adjustment	46	67

TOTAL COMPREHENSIVE LOSS	$(7,970)	$(1,249)

See notes to condensed consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(Dollars in thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(8,016)	$(1,316)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,374	1,737
Amortization of debt issuance costs	46	55
Derivatives	—	(112)
Share-based compensation	—	23
Other noncurrent assets	66	350
Other noncurrent liabilities	295	(32)
Changes in working capital:
Accounts receivable	(10,660)	919
Inventories	5,269	(3,504)
Prepaid expenses and other current assets	294	66
Accounts payable and accrued expenses	13,663	(7,990)

Net cash provided by (used in) operating activities	3,331	(9,804)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property, plant and equipment (Note 9)	(3,567)	(7,552)

Net cash used in investing activities	(3,567)	(7,552)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from credit facility and term loan	47,600	—
Repayment from credit facility and term loan	(47,021)	(2,143)

Net cash provided by (used in) financing activities	579	(2,143)

Net increase (decrease) in cash	343	(19,499)

Cash and equivalents at beginning of period	46	24,495

Cash and equivalents at end of period	$389	$4,996

Notes to the condensed consolidated financial statements

Supplemental Disclosures of Cash Flow Information

Cash paid for interest	$648	$404

Noncash Investing Activities:
Accrued property, plant, and equipment	3,196	2,495

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2016 AND FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015 (amounts in tables are in thousands)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation—Hermes Consolidated, LLC is a wholly-owned subsidiary of Black Elk Refining, LLC (“BER”). The condensed consolidated financial statements include the accounts of Hermes Consolidated, LLC, d/b/a Wyoming Refining Company (“WRC”), and WRC’s wholly-owned subsidiary, Wyoming Pipeline Company, LLC (“WPC”), (taken together the “Company”). All intercompany transactions and balances have been eliminated in consolidation. The Company has prepared its condensed consolidated financial statements and related notes in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC. Accordingly, these condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary to present fairly the financial position and results of operations for the respective interim periods. Certain information and note disclosures normally included in our annual financial statements prepared in accordance with GAAP have been condensed or omitted from these interim financial statements pursuant to such rules and regulations, although we believe that the disclosures made are adequate to make the information presented not misleading. Results of operations for the three months ended March 31, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. These unaudited condensed consolidated financial statements and other information included in this report should be read in conjunction with the 2015 audited consolidated financial statements and notes thereto included in our annual financial statements for the year ended December 31, 2015.

Use of Estimates—The preparation of the financial statements for the Company in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for (but are not limited to) such items as the useful lives of long-lived assets, loss contingencies and the recording of various accruals, unit-based compensation, the valuation of derivative contracts, and assumptions used for the defined benefit pension plan. These estimates were based upon management’s judgments after consideration of past and current events, as well as assumptions regarding events that may occur in the future. Actual results could differ from these estimates.

New Accounting Pronouncements—In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The FASB’s objective was to provide a more robust framework to improve comparability of revenue recognition practices across entities by removing most industry and transaction specific guidance, align GAAP with International Financial Reporting Standards, and provide more useful information to financial statement users. This authoritative guidance changes the way entities recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2016, and early adoption is not permitted. The Company is in the process of determining the impact this guidance will have on our financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this ASU are effective for interim and annual periods beginning after December 15, 2016, and early adoption is permitted. The Company does not expect to be impacted by the adoption of ASU 2014-15.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). The objective of ASU 2015-03 is to simplify the presentation of debt issuance costs in financial statements by presenting such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. ASU 2015-03 is effective for fiscal years beginning after December 31, 2016, and interim periods within fiscal years beginning after December 31, 2017. Early adoption is permitted. The Company does not expect the adoption of ASU 2015-03 to have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires lessees to recognize all leases, including operating leases, on the balance sheet as a lease asset or lease liability, unless the lease is a short-term lease. ASU 2016-02 also requires additional disclosures regarding leasing arrangements. For private companies, ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods one year later. Early application is permitted. The Company is in the process of determining the method of adoption and the impact this guidance will have on its financial condition, results of operations and cash flow.

2.	DEBT

In May of 2016, the Company executed an agreement to amend the existing revolving credit facility and the term loan payable to bank. The agreement was retroactive to March 31, 2016 and changed the bank’s lending commitment to $30 million for any combination of revolving loan borrowings or letters of credit issued and outstanding. The agreement modified financial covenants related to leverage, debt service coverage, liquidity, and capital expenditures allowed. Terms of the agreement require BER’s members to have $5 million on deposit with the lender to act as collateral to support increase in near term borrowing base.

Revolving Credit Facility

On June 30, 2011, an existing Amended and Restated Loan and Security Agreement (the “Agreement”) with a bank was amended. The maturity date of the revolver was April 30, 2014. On February 6, 2013, the Agreement was amended to extend the agreement until February 15, 2016.

On April 30, 2015, the Agreement was again amended to extend the agreement until April 30, 2018. The Agreement commits the bank to lend $50.0 million for any combination of revolving loan borrowings or letters of credit issued and outstanding. On May 11, 2016 the Agreement was amended effective March 31, 2016 and changed the commitment to $30.0 million.

Revolver advances under the Agreement are limited to the extent of discounted receivables and inventory at market value less allocated letters of credit. Interest on revolver borrowings is paid in arrears on the first day of each month. Outstanding borrowings are collateralized by substantially all of the assets of the Company and accrue interest at the agent bank’s reference rate plus 0% to 0.5% based upon achieved levels of funded indebtedness to earnings before income taxes plus interest expense, depreciation and amortization (EBITDA) as of the end of the immediately preceding quarter. The agent bank’s reference rate was 4.5% at March 31, 2016. The Company can also elect to pay interest at a London Interbank Offer Rate (“LIBOR”) rate plus 2.25% to 3.00% based on the same levels of achievement. The Company pays bank fees of 0.250% to 0.375% per annum on the unused portion of the commitment. The Agreement is subject to compliance with financial covenants related to fixed charge coverage, leverage, and capital expenditures. The outstanding balance on the revolving loan at March 31, 2016, was $8.9 million.

At March 31, 2016, the Company was not in compliance with the leverage ratio covenant of 3.0 to 1.0. Through an amendment, the bank temporarily increased the leverage ratio covenant level to 4.0 to 1.0 between March 31, 2016 and August 31, 2016, and the Company was in compliance as of March 31, 2016, based on the terms of this agreement. The Company paid fees of 2.25% per annum on the face amount of issued letters of credit for the three months ended March 31, 2016. Outstanding letters of credit were $70 thousand at March 31, 2016.

Term Loan Payable to Bank

On February 6, 2013, the Company entered into a $60.0 million term credit loan agreement with a bank. The loan maturity date was February 15, 2016, with principal payments of $2.1 million quarterly and the remaining unpaid balance due at maturity.

On April 30, 2015, the term loan agreement was amended to increase the principal to $65.0 million. The new maturity date is April 2, 2018. The amended agreement requires quarterly principal payments of $2.3 million with the remaining unpaid balance due at maturity. The transaction was accounted for as an extinguishment of debt.

The loan bears interest on the outstanding amount at monthly LIBOR plus 3%. Interest is payable in arrears on a monthly basis. The interest rate in effect at March 31, 2016, was 3.44%. The Company paid $553 thousand of financing costs during the second quarter of 2015 related to the new loan which were capitalized and will be amortized over the life of the loan. The agreement includes financial covenants related to leverage, debt service coverage, liquidity, and capital expenditures allowed. The balance owed on the term loan at March 31, 2016, was $62.7 million. At March 31, 2016, the Company was not in compliance with the leverage ratio covenant of 3.0 to 1.0. Through an amendment, the bank temporarily increased the leverage ratio covenant level to 4.0 to 1.0 between March 31, 2016, and August 31, 2016, and the Company was not in default as of March 31, 2016.

3.	COMMITMENTS AND CONTINGENCIES

Renewable Fuel Standard (“RFS2”)—The United States Environmental Protection Agency (“US EPA”) published rules for the RFS2 on March 26, 2010, as mandated by the Energy Independence and Security Act of 2007. These rules require refiners to add or ensure that down-stream blenders add certain renewable fuel volumes to the nation’s transportation fuel supply, starting with 12.95 billion gallons of renewable fuel in 2010 and rising to 36 billion gallons in 2022. As a small refiner, the Company was exempt from this mandate until January 1, 2013. The Company filed its 2013 RFS2 demonstration of compliance by the March 1, 2016, deadline. As of March 31, 2016, the Company accrued $5.6 million for future purchases of renewable fuel blending credits to enable a demonstration of compliance with RFS2 in subsequent years.

4.	ACCRUED EXPENSES

Accrued expenses at March 31, 2016, consist of the following:

Renewable Identification Numbers	$5,550
Excise and property taxes	5,356
Payroll and related benefits	2,376
Isobutane	555
Environmental	583
Other	1,056

Accrued expenses	$15,476

5.	PENSION

The net periodic benefit cost for the three months ended March 31, 2016 and 2015, includes the following components:

	2016	2015
Components of net periodic benefit cost:
Service cost	$293	$338
Interest cost	316	284
Expected return on plan assets	(360)	(345)
Amortization of net (gain) loss	46	67

Net periodic benefit cost	$295	$344

The Company previously disclosed in its financial statements for the year ended December 31, 2015, that it expected to contribute $2.0 million to its pension plan in 2016. During the three months ended March 31, 2016 and 2015, the Company made contributions to the pension plan totaling $0 and $375 thousand, respectively.

6.	DERIVATIVE INSTRUMENTS

The Company incurred a realized loss on crude oil futures contracts of $153 thousand for the three months ended March 31, 2015. The Company closed its derivative position in May 2015, and therefore had no derivative activity for the three months ended March 31, 2016.

The Company has no outstanding derivative instruments as of March 31, 2016.

7.	FAIR VALUE MEASUREMENTS

Accounting Standards Codification 820 establishes a framework for measuring fair value using a three-level valuation hierarchy. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Due to their near-term maturities, the carrying amounts of accounts receivable, accounts payable and accrued expenses are considered equivalent to fair value.

The carrying value of the Company’s term loan was $62.7 million and its revolving credit facility was $8.9 million as of March 31, 2016, which approximates the fair market value at that date. The fair value at March 31, 2016, was estimated as if in the current market environment, the Company could obtain a loan under equivalent terms or be able to use its revolving credit facility, which has substantially the same interest rate, to finance ongoing operations through April 2018.

As of March 31, 2016, the Company’s only assets and liabilities measured at fair value on a recurring basis were short-term investments of $55 thousand. The fair value of the short-term investments was measured using level 1 inputs.

8.	GOODWILL

The following table presents goodwill balances and adjustments to those balances for the period ended March 31, 2016 are as follows:

Goodwill as of January 1, 2016	$16,284
Goodwill aquired	—
Adjustments/allocations	—

Goodwill as of March 31, 2016	$16,284

9.	RELATED-PARTY TRANSACTIONS

The condensed consolidated financial statements include expenses passed to the Company by BER. The expenses to us included within general and administrative expenses were $216 thousand and $1.2 million for the three months ended March 31, 2016 and 2015, respectively. These expenses charged to the company include senior management payroll and benefits, legal, audit, professional fees, and Board of Director fees. During the year 2015, senior management payroll and benefits were pushed down to the Company, while during the year 2016, those employees were part of the Company and directly recorded to the Company’s records.

The Company received engineering and other services from EOR Energy Services, LLC (“EOR”). EOR has a 6.9% capital interest in BER, the parent of Hermes Consolidated, LLC. For the three months ended March 31, 2016 and 2015, the Company paid $408 thousand and $867 thousand, respectively.

10.	SUBSEQUENT EVENTS

Subsequent events were evaluated from the balance sheet date of March 31, 2016 through the consolidated financial statements issuance date of June 10, 2016.

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